Exhibit 10.2
B. RILEY COMMERCIAL CAPITAL, LLC
11100 Santa Monica Blvd., Ste 800
Los Angeles, California 90025

Dated: January 13, 2023

Greenidge Generation Holdings Inc.
135 Rennell Drive, 3rd Floor
Fairfield, CT 06890
Attention: General Counsel

    Re:    Amended and Restated Bridge Promissory Note – Amended and Restated Waiver and Acknowledgement Letter (this “Letter”)
Ladies and Gentlemen:
    Reference is hereby made to: (i) that certain Amended and Restated Bridge Promissory Note, with an amendment and restatement dated of August 10, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Note”), issued by Greenidge Generation Holdings Inc., a Delaware corporation (the “Borrower”) in favor of B. Riley Commercial Capital, LLC (“BRCC”) or its assigns; and (ii) that certain Waiver and Acknowledgment Letter, dated as of December 29, 2022 and effective as of December 20, 2022 (the “Original Letter”), between Borrowr and BRCC. Capitalized terms used in this Letter without definition shall have the meanings ascribed to such terms in the Note.
    Subject to the terms and conditions herein BRCC hereby waives, on a one-time basis, the Event of Default caused by the failure of the Borrower to make December 20, 2022 payment of principal and interest required pursuant to Section 3.1(b) of the Note (the “December Payment”). The foregoing waiver is effective to the earlier of January 20, 2023 or the date that the Borrower and BRCC enter into a mutually satisfactory amendment to the Note (the “Amendment”) addressing, among other things, future amortization requirements under the Note. For the avoidance of doubt, the foregoing accommodation to Borrower shall in no way affect the Borrower’s obligations to make the December Payment, as well as the January 20, 2023 and subsequent monthly payments pursuant to Section 3.1(b) of the Note in the event the Amendment is not mutually executed by the Borrower and BRCC by January 20, 2023, and in such event, the December Payment shall be due and payable on January 20, 2023.
In consideration of, among other things, the waiver and acknowledgment contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower (for itself and on behalf of its equity holders, directors, members, managers, officers, employees, affiliates, successors and assigns, collectively, the “Releasing Parties”) hereby unconditionally, irrevocably and forever remises, releases, acquits, satisfies and discharges BRCC and its officers, employees, directors, equity holders, subsidiaries, successors, assigns, affiliates, agents and attorneys (collectively, the “B. Riley Parties”) of and from any and all claims, cross-claims, counterclaims, demands, liabilities, disputes, damages, suits, proceedings, controversies, penalties, fees, costs, expenses, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, past or present, asserted or unasserted, matured or unmatured, fixed or contingent that Releasing Parties ever had, now has, against or seek from any or all of the B. Riley Parties, which arise from or relate to the Note or any other Loan Document and the transactions relating thereto, and any actions, omissions, conditions, events or circumstances relating to any of the foregoing, other than for any B. Riley Party’s gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. Borrower (for itself and on behalf of the other Releasing Parties) acknowledges that BRCC is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to BRCC in entering into this Letter. Borrower (for itself and on behalf of the other Releasing Parties) acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. To the furthest extent permitted by applicable law, Borrower (for itself and on behalf of the other Releasing Parties) hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against the B. Riley Parties under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which a B. Riley Party or Releasing Party does not know or suspect to exist as of the date hereof. Borrower (for itself and on behalf of the Releasing Parties) hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Letter (and without which the waiver and acknowledgments herein would not have been agreed to by BRCC).
The foregoing waiver and acknowledgement to the Note is expressly limited as herein provided. By acknowledging where indicated below, Borrower hereby confirms that but for the waiver herein, the Note, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. The waiver and acknowledgment contained herein shall not be construed as a waiver or amendment of any other provision of the Note for any purpose except as expressly set forth herein or a consent to any further or future action on the part of BRCC.
    Section 13 of the Note is incorporated herein mutandis mutatis.
    This Letter amends and restates in its entirety that certain Original Letter. It is the intention of Borrower and BRCC that the execution and delivery of this Letter does not effectuate a novation of the obligations and liabilities of Borrower to BRCC under the Original Letter or the Note, but merely serves as an amendment and restatement thereof, and supersedes and replaces the same.
    This Letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Letter by electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Letter but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and the binding effect of this Letter.
[Remainder of Page Intentionally Left Blank]

    If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Amended and Restated Waiver and Acknowledgment Letter and returning it to BRCC.
Sincerely,
B. RILEY COMMERCIAL CAPITAL, LLC

By: _/s/ Phil Ahn___________________________________
    Name:     Phil Ahn
    Title:     CFO

Agreed and accepted as of the date first written above:
GREENIDGE GENERATION HOLDINGS INC.

By: __/s/ David Anderson____________________________
    Name:     David Anderson
    Title:    Chief Executive Officer

[Amended and Restated Waiver and Acknowledgment Letter]
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